Exhibit 15




Board of Directors and Stockholders
Aon Corporation


We are aware of the incorporation by reference in the Registration Statements of Aon Corporation ("Aon") described in the following table of our report dated November 5, 1996 relating to the unaudited condensed consolidated interim financial statements of Aon Corporation that are included in its Form 10-Q for the quarter ended September 30, 1996:

       Registration Statement
       Form         Number                                     Purpose

        S-8       2-79114           Pertaining to Aon's stock option plan
        S-8       2-82791           Pertaining to Aon's stock option plan
        S-8       33-27984          Pertaining to Aon's savings plan
        S-8       33-42575          Pertaining to Aon's stock award plan and
                                    stock option plan
        S-8       33-59037          Pertaining to Aon's stock award plan and
                                    stock option plan
        S-3       33-57562          Registration  of Aon's  8%  cumulative
                                    perpetual  preferred  stock  and 6 1/4%
                                    cumulative convertible exchangeable
                                    preferred stock


Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.



                                                      ERNST & YOUNG LLP


Chicago, Illinois
November 5, 1996

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